EX-99.23(p)(97)



                              INVESCO UK & IRELAND




                                 CODE OF ETHICS

THIS REVISED CODE OF ETHICS POLICY (`THE CODE') APPLIES TO ALL EMPLOYEES OF ALL ENTITIES OF INVESCO UK AND IRELAND ("INVESCO"). IT COVERS THE FOLLOWING TOPICS:

o PROHIBITIONS RELATED TO MATERIAL, NON-PUBLIC INFORMATION;
o PERSONAL SECURITIES INVESTING;
o SERVICE AS A DIRECTOR AND OTHER BUSINESS OPPORTUNITIES;
o GIFTS, BENEFITS AND ENTERTAINING POLICY;
o CONFLICTS OF INTEREST POLICY; AND
o TREATING CUSTOMERS FAIRLY.

THIS  CODE  ALSO  IMPOSES  ON  EMPLOYEES  CERTAIN   RESTRICTIONS  AND  REPORTING
OBLIGATIONS WHICH ARE SPECIFIED BELOW. ADHERENCE TO THIS CODE, BOTH LETTER AND SPIRIT, IS A FUNDAMENTAL AND ABSOLUTE CONDITION OF EMPLOYMENT WITH INVESCO.

It is appreciated that no Code of Ethics can address every circumstance that may give rise to a conflict, a potential conflict or an appearance of a conflict of interest. Every employee should be alert to any actual, potential or appearance of a conflict of interest with Invesco's clients and to conduct himself or herself with good judgment. Failure to exercise good judgment, as well as violations of this Code, may result in the imposition of sanctions on the employee, including suspension or dismissal.

1    STATEMENT OF GENERAL PRINCIPLES

     1.1 As a fiduciary, Invesco owes an undivided duty of loyalty to its clients. It is Invesco's policy that all employees conduct themselves so as to avoid not only actual conflicts of interest with Invesco clients, but also that they refrain from conduct which could give rise to the appearance of a conflict of interest that may compromise the trust our clients have placed in us. A copy of Invesco's Conflicts of Interest Policy is included as Appendix G.

     1.2 The Code is designed to ensure, among other things, that the personal securities transactions of all employees are conducted in accordance with the following general principles:

          1.2.1 A duty at all times to place the interests of Invesco's clients first and foremost;

         1.2.2 The requirement that all personal securities transactions be conducted in a manner consistent with this Code and in such a manner as to avoid any actual, potential or appearance of a conflict of interest or any abuse of an employee's position of trust and responsibility; and

         1.2.3 The requirement that employees should not take inappropriate advantage of their positions.

     1.3 Invesco's policy is to avoid conflicts of interest and, where they unavoidably occur, to resolve them in a manner that clearly places our clients' interests first.

     1.4 No employee should have ownership in or other interest in or employment by any outside concern which does business with Invesco Ltd. This does not apply to stock or other investments in a publicly held company, PROVIDED that the stock and other investments do not, in the aggregate, exceed 5% of the outstanding ownership interests of such company. Invesco Ltd may, following a review of the relevant facts, permit ownership interests which exceed these amounts if management or the Board of Directors, as appropriate, concludes that such ownership interests will not adversely affect Invesco's business interests or the judgment of the affected staff. (Please see Invesco Ltd's Code of Conduct).

2      MATERIAL, NONPUBLIC INFORMATION

     2.1 RESTRICTION ON TRADING OR RECOMMENDING TRADING Each employee is reminded that it constitutes a violation of law and/or Market Abuse regulations for any person to trade in or recommend trading in the securities of a company while in possession of material, non-public information concerning that company, or to disclose such information to any person not entitled to receive it if there is reason to believe that such information will be used in connection with a trade in the securities of that company. Violations of law and regulations may give rise to civil as well as criminal liability, including the imposition of monetary penalties or prison sentences upon the individuals involved. Tippees (ie, persons who receive material, nonpublic information) also may be held liable if they trade or if they do not trade but pass along such information to others who will most likely trade on such information.

     2.2 WHAT IS MATERIAL, NONPUBLIC INFORMATION? `MATERIAL INFORMATION' is any information about a company which, if disclosed, is likely to affect the market price of the company's securities or to be considered important by an average investor in deciding whether to purchase or sell those securities. Examples of information which should be presumed to be "material" are matters such as dividend increases or decreases, earnings estimates by the company, changes in the company's previously released earnings estimates, significant new products or discoveries, major litigation by or against the company, liquidity or solvency problems, extraordinary management developments, significant merger or acquisition proposals, or similar major events which would be viewed as having materially altered the "total mix" of information available regarding the company or the market for any of its securities. Further examples can be found in the FSA Market Abuse Handbook.

     2.3 'NONPUBLIC INFORMATION', often referred to as `inside information,' is information that has not yet been publicly disclosed. Information about a company is considered to be nonpublic information if it is received under circumstances which indicate that it is not yet in general circulation and that such information may be attributable, directly or indirectly, to the company or its insiders, or that the recipient knows to have been furnished by someone in breach of a fiduciary obligation. Courts have held that fiduciary relationships exist between a company and another party in a broad variety of situations involving a relationship between a company and its lawyers, investment bankers, financial printers, employees, technical advisors and others.

     2.4 Information should not be considered to have been publicly disclosed until a reasonable time after it has been made public (for example, by a press release). Someone with access to inside information may not "beat the market" by trading simultaneously with, or immediately after, the official release of material information.

     2.5 The responsibility of ensuring that the proposed transaction does not constitute insider dealing or a conflict with the interests of a client remains with the relevant employee and obtaining pre-clearance to enter into a transaction under Section 3.3 below does not absolve that responsibility.

     2.6 Invesco is in a unique position, being privy to market research and rumours and being privy also to information about its clients which may be public companies. Invesco employees must be aware and vigilant to ensure that they cannot be accused of being a party of any 'insider dealing' or market abuse situations.

     2.7 In particular, the following investment activities must not be entered into without carefully ensuring that there are no implications of insider trading:

          2.7.1 Trading in shares for a client in any other client of Invesco which is quoted on a recognised stock exchange.

          2.7.2 Trading  in  shares  for a  client  in a  quoted  company  where
                Invesco:

               i) obtains information in any official capacity which may be price sensitive and has not been made available to the general public.

               ii) obtains any other information which can be substantiated in connection with a quoted company which is also both price sensitive and has not been made available to the general public.

         2.7.3 Manipulation of the market through the release of information to regular market users which is false or misleading about a company.

         2.7.4 Release of information about a company that would have the effect of distorting the market in such a way to be considered market abuse.

     2.8 REPORTING REQUIREMENT. Whenever an employee believes that he or she may have come into possession of material, non-public information about a public company, he or she personally must immediately notify the Compliance Department and should not discuss such information with anyone else including Invesco employees and should not engage in transactions for himself or others, including Invesco clients.

     2.9 Upon receipt of such information the Compliance Department will include the company name on a `Black list' or `Restricted list' of which no transactions may be entered into. This list will be advised to the Equity dealing desk and no discussion will be entered into.

     2.10 CONFIDENTIALITY. No information regarding the affairs of any client of Invesco may be passed to anyone outside Invesco unless specifically requested by law, regulation or court order. In any event, the Compliance and Legal Department must be consulted prior to furnishing such information.

     2.11 SANCTIONS. Any employee who knowingly trades or recommends trading while in possession of material, non-public information may be subject to civil and criminal penalties, as well as to immediate suspension and/or dismissal from Invesco.


3    PERSONAL   INVESTING   ACTIVITIES,   PRE-CLEARANCE   AND   PRE-NOTIFICATION
     REQUIREMENTS

     3.1 TRANSACTIONS COVERED BY THIS CODE All transactions by employees in investments made for Covered Accounts are subject to the pre-clearance procedures, trading restrictions, pre-notification and reporting requirements described below, unless otherwise indicated. For a listing of the employee and other accounts subject to these restrictions and requirements ("Covered Accounts"), see Appendix A.

     3.2 TRANSACTIONS IN THE FOLLOWING INVESTMENTS ("EXEMPT INVESTMENTS") ARE NOT SUBJECT TO THE TRADING RESTRICTIONS OR OTHER REQUIREMENTS OF THIS CODE AND NEED NOT BE PRE-CLEARED, PRE-NOTIFIED OR REPORTED:

          3.2.1 Registered UNAFFILIATED (e.g. Schroders) open ended Collective Investment Schemes [CIS] including; mutual funds, open-ended investment companies/ICVCs or unit trusts - but not closed-end funds, e.g. Investment Trusts; and

          3.2.2 Securities which are direct obligations of an OECD country (eg US Treasury's).


     TRANSACTIONS WHICH REQUIRE PRE CLEARANCE OR PRE NOTIFICATION

     3.3  PRE-CLEARANCE

          3.3.1 Prior to entering an order for a Securities Transaction in a Covered Account, the employee must complete a Trade Authorisation Form set forth in Appendix C (also found on the Compliance INTRANET SITE) and submit the completed form electronically to the UK Equity Dealers by e-mail to INVESTMENT DEALERS.

               The Trade Authorisation Form requires employees to provide certain information and to make certain representations in connection with the specific securities transaction(s).

          3.3.2 After receiving the completed Trade Authorisation Form, UK Equity Dealers will review the information set forth in the form and, as soon as practicable, will determine whether to clear the proposed Securities Transaction, subject to local requirements.

          3.3.3 Once UK Equity Dealers have authorised the transaction, it is passed electronically to Compliance to complete the authorisation process - again this is conducted electronically by e-mail. UK Equity Dealers will forward the authorised Form to *UK-COMPLIANCE PERSONAL SHARE DEALING, who will then check the proposed transaction against the significant holdings/block list to ascertain whether or not the security in question has been blocked.

          3.3.4 If satisfactory, then the Form will be authorised by Compliance and confirmation returned by e-mail to the individual, who will then be at liberty to deal through his or her broker within the designated timescales.

          3.3.5 No order for a Securities Transaction for which pre-clearance authorisation is sought may be placed prior to the receipt of authorisation of the transaction by both the UK Equity Dealers and Compliance. The authorisation and date and time of the authorisation must be reflected on the Trade Authorisation Form (see Appendix C). The original of the completed form will be kept as part of Invesco's books and records, and matched to the copy contract note that the member of staff must ensure is sent by their broker to Invesco.

          3.3.6 If an employee receives permission to trade a security or instrument, the trade must be executed by the close of business on the next business day, unless the local Compliance Officer's authorisation to extend this period has been obtained.

          3.3.7 For any transaction to buy or sell Invesco Limited ordinary shares pre clearance needs only to be sought from Compliance. The trade authorisation form which should be completed in the way detailed above and sent to *UK- Compliance Personal Share Dealing.
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     3.4  PRE-NOTIFICATION

          3.4.1 Transactions to buy or sell Venture Capital Trust ordinary securities or to buy, sell, switch or transfer holdings in UK ICVCs or other affiliated schemes are subject to pre-notification directly to the Compliance Department regardless of whether the order is placed directly or through a broker/adviser. The employee must complete the relevant sections of the Trade Authorisation Form which can be found in Appendix C (and on the Compliance INTRANET SITE) and send it by e-mail to *UK-COMPLIANCE PERSONAL SHARE DEALING. Transactions are subject to the 60 day holding period requirements.

          3.4.2 It will be necessary to send copies of contract notes to the Compliance Department. THIS MUST BE DONE WITHIN 7 DAYS OF THE TRANSACTION.

     3.5 TRANSACTIONS THAT DO NOT NEED TO BE PRE-CLEARED BUT MUST BE REPORTED. The pre-clearance requirements (and the trading restrictions on personal investing described below) do not apply to the following transactions:

          3.5.1 DISCRETIONARY ACCOUNTS. Transactions effected in any Covered Account over which the employee has no direct or indirect influence or control (a "Discretionary Account"). An employee shall be deemed to have "no direct or indirect influence or control" over an account only if all of the following conditions are met:

               i) investment discretion for such account has been delegated in writing to an independent fiduciary and such investment discretion is not shared with the employee, or decisions for the account are made by a family member or significant other and not by, or in connection with, the employee;

               ii) the employee (and, where applicable, the family member or significant other) certifies in writing that he or she has not and will not discuss any potential investment decisions with such independent fiduciary or household member; and

               iii) the Compliance  Department  has determined  that the account satisfies the foregoing requirements.

          3.5.2 GOVERNMENTAL ISSUES Investments in the debt obligations of Federal agencies or of state and municipal governments or agencies, (eg Essex Council Electricity Bond).

          3.5.3 NON-VOLITIONAL TRADES Transactions which are non-volitional on the part of the employee (such as the receipt of securities pursuant to a stock dividend or merger).

          3.5.4 AUTOMATIC TRANSACTIONS Purchases of the stock of a company pursuant to an automatic dividend reinvestment plan or an employee stock purchase plan sponsored by such company.

          3.5.5 RIGHTS OFFERINGS Receipt or exercise of rights issued by a company on a PRO RATA basis to all holders of a class of security. Employees must, however, pre-clear transactions for the acquisition of such rights from a third party or the disposition of such rights.

          3.5.6 INTERESTS IN SECURITIES COMPRISING PART OF A BROAD-BASED, PUBLICLY TRADED MARKET BASKET OR INDEX OF STOCKS, eg S & P 500 Index, FTSE 100, DAX.

          3.5.7 NON-EXECUTIVE    DIRECTOR'S    TRANSACTIONS    Transactions   in
               securities, except for Invesco Ltd shares and/or UK Investment Trusts managed by Invesco, by non-executive Directors.

          3.5.8 Note that all of the transactions described in paragraphs 3.4.1. to 3.4.8 while not subject to pre-clearance are nevertheless subject to all of the reporting requirements set forth below in paragraph 7.3.


4    TRADE RESTRICTIONS ON PERSONAL INVESTING

     4.1 All transactions in Covered Accounts which are subject to the preclearance requirements specified in this Code are also subject to the following trading restrictions:

          4.1.1 BLACKOUT RESTRICTIONS Transactions in Covered Accounts generally will not be permitted during a specific period before and after a client account trades in the same security or instrument.

          4.1.2 BLACKOUT PERIODS An employee may not buy or sell, or permit any Covered Account to buy or sell, a security or any instrument:

               i) within THREE business days before or after the day on which any client account trades in the same security or instrument or in a security convertible into or exchangeable for such security or instrument (including options) on transactions other than those covered under the paragraph below, or

               ii) within TWO business days before or after the day on which A PRO RATA "strip" trade, which includes such security, is made for the purpose of rebalancing client accounts.

          4.1.3 Blackout periods will no longer apply to equity transactions in "main index" constituents, i.e. FTSE 100, Dow Jones, etc, subject to a cost and proceeds limit of (pound)25,000 per transaction. Normal blackout conditions will apply to transactions outside of these criteria. If in any doubt please consult your local Compliance Officer. On a case by case basis and at the discretion of the Compliance Officer in consultation with the Chief Investment Officer, this limit may be relaxed.

          4.1.4 Trades effected by Invesco for the account of an index fund it manages in the ordinary course of such fund's investment activity will not trigger the blackout period. However, the addition or removal of a security from an index, thereby triggering an index fund trade, would cause employee trades in such security to be blacked-out for the seven prior and subsequent calendar days, as described above.

          4.1.5 In the event there is a trade in a client account in the same security or instrument within a blackout period, the employee may be required to close out the position and to disgorge any profit to a charitable organisation chosen by the local Board of Directors; provided, however, that if an employee has obtained preclearance for a transaction and a subsequent client trade occurs within the blackout period, the Chief Executive Officer in consultation with the Compliance Officer, upon a demonstration of hardship or extraordinary circumstances, may determine to review the application of the disgorgement policy to such transaction and may select to impose alternative restrictions on the employee's position. The disgorgement of profits will only apply if the total profit exceeds (pound)100 within the blackout period.

          4.1.6 INVESCO LTD SHARES Pre-clearance is also required to buy or sell Invesco Ltd Shares. Permission will not be given during a' closed period' i.e., two months before the half year and year end results, one month before the first and third quarters results, are announced.

               A "closed period" is defined by the rules as the period of two months prior to the announcement of the year end results and the period of one month prior to the announcement of the interim and quarterly results. The closed period may be shorter depending on when the results are announced but cannot start until the end of the relevant reporting period.

               Full details of the Invesco stock transaction Pre-Clearance Guide and restrictions for all employees of Invesco can be found in Appendix F.

          4.1.7 INVESCO INVESTMENT TRUSTS Staff dealing in Invesco Investment Trusts will also be subject to closed periods as dictated by each of the Trusts.

          4.1.8 UK ICVCS and other affiliated schemes will be subject to the Short Term Trading restrictions (60 day rule - see 4.1.9). The preferential rate of sales commission allowed to staff will be withdrawn in circumstances where it is apparent that the employee has traded on a short term basis in those shares/units i.e. where previous transactions by that person have resulted in the short term holding of those investments. Shares/Units of UK ICVCs and affiliated schemes will not be accepted for redemption if the funds themselves are closed for redemption due to the effects of subsequent market or currency movements.

          4.1.9 SHORT TERM TRADING PROFITS It is Invesco's policy to restrict the ability of employees to benefit from short-term trading in securities and instruments. Employees must disgorge profits made on the sale by an employee of any security or instrument held less than 60 days and will not be permitted to purchase any security or instrument that has been sold by such employee within the prior 60 days. Employees are required to disgorge profits made on the sale in a Covered Account within the 60 days period. Exceptions may be granted by the Compliance Department on a case by case basis. This policy applies to trading in all types of securities and instruments, except where in a particular case the local Compliance Officer in consultation with the Chief Executive Officer has made a specific finding of hardship and it can be demonstrated that no potential abuse or conflict is presented (for example, when an employee's request to sell a security purchased within 60 days prior to the request is prompted by a major corporate or market event, such as a tender offer, and the security was not held in client accounts). To clarify this also applies to non affiliated mutual funds.

          4.1.10 INITIAL PUBLIC OFFERINGS No employee may purchase or permit any Covered Account to purchase a security offered pursuant to an initial public offering, except in a Venture Capital Trust, wherever such offering is made. However where the public offering is made by a Government of where the employee is resident and different amounts of the offering are specified for different investor types eg private and institutional, the local Compliance Officer may allow such purchases after consultation with the local Chief Executive Officer or his designee.

          4.1.11 PRIVATELY-ISSUED SECURITIES Employees may not purchase or permit a Covered Account to purchase or acquire any privately-issued securities, other than in exceptional cases specifically approved by the local Chief Executive Officer (e.g., where such investment is part of a family-owned and operated business venture that would not be expected to involve an investment opportunity of interest to any Invesco client). Requests for exceptions should be made in the first instance to the local Compliance Officer.

          4.1.12 Employees, however, may invest in interests in private investment funds (i.e., hedge funds) that are established to invest predominantly in public securities and instruments, subject to the pre-clearance procedures, trading restrictions and reporting requirements contained in this Code. Employees may also invest in residential co-operatives and private recreational clubs (such as sports clubs, country clubs, luncheon clubs and the like) for their personal use; such investments are not subject to the pre-clearance procedures, trading restrictions and reporting requirements unless the employee's investing is part of a business conducted by the employee. Such ownership should be reported to the Compliance Officer.

          4.1.13 SHORT SALES An employee may not sell short a security unless this is specifically related to personal taxation issues. Requests for exceptions should be made to the local Compliance Officer.

          4.1.14 FINANCIAL SPREAD BETTING Employees may not enter into Financial Spread betting arrangements. The potential problematical issues to both the employee and Invesco that could arise if the market were to move in the wrong direction are considered unacceptable and therefore prohibited.

          4.1.15 FUTURES Employees may not write, sell or buy exchange-traded futures, synthetic futures, swaps and similar non-exchange traded instruments.

          4.1.16 EXCEPTIONS The Chief Executive Officer or his designee in consultation with the Compliance Officer may in rare instances grant exceptions from these trading restrictions upon written request. Employees must demonstrate hardship or extraordinary circumstances. Any exceptions granted will be reported to the local Board of Directors at least annually. Additionally if a local Board or its designee wish to impose additional restrictions these should be included in Appendix B.


5    ECONOMIC OPPORTUNITIES, CONFIDENTIALITY AND OUTSIDE DIRECTORSHIPS

     5.1 In order to reduce potential conflicts of interest arising from the participation of employees on the boards of directors of public, private, non-profit and other enterprises, all employees are subject to the following restrictions and guidelines:

          5.1.1 An employee may not serve as a director of a public company without the approval of the local Compliance Officer after consultation with the local Chief Executive Officer.

          5.1.2 An employee may serve on the board of directors or participate as an adviser or otherwise, or advisers of a private company only if:

               (i) client assets have been invested in such company and having a seat on the board would be considered beneficial to our clients interest; and

               (ii) service  on such board has been  approved  in writing by the local Compliance Officer. The employee must resign from such board of directors as soon as the company contemplates going public, except where the local Compliance Officer has determined that an employee may remain on a board. In any event, an employee shall not accept any compensation for serving as a director (or in a similar capacity) of such company; any compensation offered shall either be refused or, if unable to be refused, distributed PRO RATA to the relevant client accounts.

          5.1.3 An employee must receive prior written permission from the Compliance Officer or his designee before serving as a director, trustee or member of an advisory board of either:

               (i)  any non-profit or charitable institution; or

               (ii) a private family-owned and operated business.

          5.1.4 An employee may serve as an officer or director of a residential co-operative, but must receive prior written permission from the local Compliance Officer before serving as a director if, in the course of such service, he or she gives advice with respect to the management of the co-operative's funds.

          5.1.5 If an employee serving on the board of directors or advisers of any entity comes into possession of material, non-public information through such service, he or she must immediately notify his or her local Compliance Officer.

          5.1.6 An Invesco employee shall not take personal advantage of any economic opportunity properly belonging to an Invesco Client or to INVESCO itself. Such opportunities could arise, for example, from confidential information belonging to a client or the offer of a directorship. Employees must not disclose information relating to a client's intentions, activities or portfolios except:

               i) to fellow employees, or other agents of the client, who need to know it to discharge their duties; or

               ii)  to the client itself.

          5.1.7 Employees may not cause or attempt to cause any Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the employee or Invesco.

          5.1.8 If an employee or immediate family member stands to materially benefit from an investment decision for an Advisory Client that the employee is recommending or participating in, the employee must disclose that interest to persons with authority to make investment DECISIONS AND TO the Compliance Officer. Based on the information given, a decision will be made on whether or not to restrict the employee's participation in causing a client to purchase or sell a Security in which the employee has an interest.

          5.1.9 An employee must disclose to those persons with authority to make investment decisions for a Client (or to the Compliance Officer if the employee in question is a person with authority to make investment decisions for the Client), any Beneficial
               Interest that the employee (or immediate family) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the employee (or immediate family) or the appearance of impropriety. The person to whom the employee reports the interest, in consultation with the Compliance Officer, must determine whether or not the employee will be restricted in making investment decisions.


6    CLIENT INVESTMENTS IN SECURITIES OWNED BY INVESCO EMPLOYEES

     6.1 GENERAL PRINCIPLES In addition to the specific prohibitions on certain personal securities transactions as set forth herein, all employees are prohibited from:

          6.1.1 Employing any device, scheme or artifice to defraud any prospect or client;

          6.1.2 Making any untrue statement of a material fact or omitting to state to a client or a prospective client, a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          6.1.3 Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any prospect or client;

          6.1.4 Engaging in any manipulative practice with respect to any prospect or client; or

          6.1.5 Revealing to any other person (except in the normal course of his or her duties on behalf of a client) any information regarding securities transactions by any client or the consideration of any client or Invesco of any securities transactions.


7    REPORTS

     7.1 IN ORDER TO IMPLEMENT THE GENERAL PRINCIPLES, RESTRICTIONS AND PROHIBITIONS CONTAINED IN THIS CODE, EACH EMPLOYEE IS REQUIRED TO FILE THE FOLLOWING PERIODIC REPORTS:

     7.2 INITIAL CERTIFICATION AND SCHEDULES. Within 10 business days of commencing employment at Invesco, each new employee shall submit to the Compliance Department:

          7.2.1 a signed Initial Certification of Compliance with the Invesco Code (See Appendix D); and

          7.2.2 schedules listing

               (i)  all Covered Accounts; and

               (ii) directorships   (or  similar   positions)   of   for-profit,
                    non-profit and other enterprises.

     7.3  CONFIRMATIONS  AND MONTHLY  STATEMENTS Each employee shall cause to be
          provided  to  the  Compliance   Department  where  an  outside  broker
          undertakes the transaction:

          7.3.1 Duplicate copies of confirmations of all transactions in each Covered Account; or

          7.3.2 Not later than 10 days after the end of each month, monthly statements (if any are regularly prepared) for each Covered Account.

     7.4 ANNUAL CERTIFICATION Each employee shall provide, or cause to be provided, as requested, to the Compliance Department, not later than 10 days after the end of each annual period (or as specified in the electronic request), a signed annual Certification of Compliance with the Invesco Code (Appendix E) containing:

          7.4.1 To the extent not included in the foregoing monthly statements, a schedule listing:

               i) all Covered Accounts/securities and any other transactions not included in the monthly statements; and

               ii)  directorships   (or  similar   positions)   of   for-profit,
                    non-profit and other enterprises.

          7.4.2 A schedule listing directorships (or similar positions) of for-profit, non-profit and other enterprises;

          7.4.3 With respect to Discretionary Accounts, if any, certifications that such employee does not discuss any investment decisions with the person making investment decisions; and

          7.4.4 With respect to any non-public security owned by such employee, a statement indicating whether the issuer has changed its name or publicly issued securities during such calendar year.

     7.5 EXEMPT INVESTMENTS Confirmations and periodic reports need not be provided with respect to Exempt Investments, (see 3.2).

     7.6 DISCLAIMER OF BENEFICIAL OWNERSHIP Any report required under this Code may contain a statement that such report is not to be construed as an admission by the person making the report that he or she has any direct and indirect beneficial ownership of the security to which the report relates.

     7.7 ANNUAL REVIEW The European Director of Compliance will review the Code as necessary, in light of legal and business developments and experience in implementing the Code, and will prepare a report to the relevant Executive Committee that:

          7.7.1 summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year,

          7.7.2 identifies any violations requiring significant remedial action during the past year, and

          7.7.3 identifies any recommended changes in existing restrictions or procedures based on the experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

8    GIFTS AND ENTERTAINMENT

     8.1 In order to minimize any conflict, potential conflict or appearance of conflict of interest, employees are subject to the restrictions and guidelines with respect to gifts made to or received from, and entertainment with, a person that does business with or provides services to Invesco, that may do business or is being solicited to do business with Invesco or that is associated with an organisation that does or seeks to do business with Invesco (a "Business Associate").

          A copy of the Gifts, Benefits and Entertainment Policy is included as Appendix H.


9    MISCELLANEOUS

     9.1 INTERPRETATION The provisions of this Code will be interpreted by the local Compliance Officer, as applicable. Questions of interpretation should be directed in the first instance to the local Compliance Officer or his/her designee or, if necessary, with the Compliance Officer of another Invesco entity. The interpretation of the local Compliance Officer is final.

     9.2 SANCTIONS If advised of a violation of this Code by an employee, the local Chief Executive Officer (or, in the case of the local Chief Executive Officer, the local Board of Directors) may impose such sanctions as are deemed appropriate. Any violations of this Code and sanctions therefore will be reported to the local Board of Directors at least annually.

     9.3 EFFECTIVE DATE This revised Code shall become effective as of 1 March 2008.

                                                                      APPENDIX A
--------------------------------------------------------------------------------

                                   DEFINITIONS

1. `ADVISORY CLIENT' means any client (including both investment companies and managed accounts) for which Invesco serves as an investment adviser, renders investment advice, or makes investment decisions.

2.   `BENEFICIAL   INTEREST'  means  the  opportunity  to  share,   directly  or
     indirectly, in any profit or loss on a transaction in Securities, including but not limited to all joint accounts, partnerships and trusts.

3.   `COVERED ACCOUNTS` means:

     3.1  any account/securities held by you, or your family, while an employee;

     3.2 accounts/securities held by you for the benefit of your spouse, significant other, or any children or relatives who share your home;

     3.3  accounts/securities   for  which  you  have  or  share,   directly  or
          indirectly,   through  any   contract,   arrangement,   understanding,
          relationship, or otherwise:

          (i) VOTING POWER (which includes power to vote, or to direct the voting of, a security), or

          (ii) INVESTMENT POWER (which includes the power to dispose, or to direct the disposition) of a security; or

     3.4 accounts/securities held by any other person to whose support you materially contribute or in which, by reason of any agreement or arrangement, you have or share benefits substantially equivalent to ownership, including, for example:

          (i) arrangements (which may be informal) under which you have agreed to share the profits from an investment, and

          (ii) accounts maintained or administered by you for a relative (such as children or parents) who do not share your home.

     3.5 Families include husbands and wives, significant other, sons and daughters and other immediate family only where any of those persons take part in discussion or passing on of investment information.

4. `EMPLOYEE' means a person who has a contract of employment with, or employed by, Invesco UK or any associated Invesco Company within Europe; including consultants, contractors or temporary employees.

5. `EQUIVALENT SECURITY' means any Security issued by the same entity as the issuer of a security, including options, rights, warrants, preferred stock, restricted stock, bonds and other obligations of that company.

6. `FUND' means an investment company for which Invesco serves as an adviser or subadviser.

7. `HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS' means any instrument having a maturity at issuance of less than 366 days and which is treated in one of the highest two rating categories by a Nationally Recognised Statistical Rating Organisation, or which is unrated but is of comparable quality.

8. `INDEPENDENT FUND DIRECTOR' means an independent director of an investment company advised by Invesco.

9. `INITIAL PUBLIC OFFERING' means any security which is being offered for the first time on a Recognised Stock Exchange.

10. `OPEN-ENDED COLLECTIVE INVESTMENT SCHEME' means any Open-ended Investment Company, US Mutual Fund, UK ICVC or Dublin Unit Trust, Luxembourg SICAV, French SICAV or Bermuda Fund.

11.  `SECURITIES TRANSACTION' means a purchase of or sale of Securities.

12. `SECURITY' includes stock, notes, bonds, debentures and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments, such as options and warrants.

13. "UK ICVC AND AFFILIATE SCHEMES" defined as all UK domiciled retail and institutional Invesco ICVCs all Invesco Continental European domestic ranges and all Invesco Dublin and Luxembourg SICAVs and Unit Trusts.

14. "MAIN INDEX" defined as a member of the FTSE 100 or equivalent. The equivalency will be determined by the Compliance Officer on a case by case basis.

                                                                      APPENDIX B
--------------------------------------------------------------------------------

                      PROCEDURES TO DEAL FOR INVESCO EUROPE

1    The procedures to deal are as follows:

     A: Obtain the Pre-Clearance Trade Authorisation Form from the "forms" section of the Compliance Intranet site.

     B:   Complete Trade Authorisation Form noting:

          i)   permission sought to either buy or sell;
          ii)  the amount in shares or currency;
          iii) is the transaction an Invesco ICVC/ISA/PEP or affiliated scheme - yes or no - if yes, then you will have to submit your pre-clearance form to *UK- Compliance Personal Share Dealing e-mail group - if no, then pre-clearance is not required;
          iv)  type of security;
          v)   name of company or other;
          vi)  date of request to deal;
          vii) name of beneficial owner; and
          viii) address of beneficial owner.

          Then complete each of the questions in connection with the transaction you require completed - "yes" or "no" answers will be required.

     C: For Venture Capital Trust ordinary securities or for Invesco ICVC/PEP/ISA/Mutual Fund Trades, you should now only complete section Two. Once you have answered both questions, the pre-clearance form must be submitted to the e-mail *UK- COMPLIANCE PERSONAL SHARE DEALING
          - Compliance will review the prospective transaction and revert to you by e-mail. Once you have received this confirmation e-mail you are free to deal. However, the trade must be completed by the end of the next business day from the date of confirmation.

          If you wish to sell/buy INVESCO shares you should complete Section two as noted above.

     D: For Equity, Bond or Warrant deals, obtain pre-clearance to deal from the UK Investment Dealers by submitting the completed pre-clearance form by e-mail to - *UK- INVEST. DEALERS.

     E: Once the UK Investment Dealers have authorised the pre-clearance form, they will send the form on by e-mail to the Compliance Department for additional authorisation. UK Investment Dealers will send the form by e-mail to *UK- COMPLIANCE PERSONAL SHARE DEALING.

          Once Compliance have completed their checks, they will authorise the pre-clearance form and send back to the originator. The originator then has until close of business the day after pre-clearance is granted to deal. IF DEALING IS NOT COMPLETED IN THIS TIME FRAME, THEN ADDITIONAL PRE-CLEARANCE MUST BE SOUGHT VIA THE SAME PROCESS.

     F: Once authority has been granted from the UK Investment Dealers and Compliance, the originator must also send a copy of the completed form to Elaine Coleman in Henley Compliance, who will enter the authority in the Personal Share Dealing Register.

     G:   A copy of the contract note must also be sent to Compliance.

     NB PERMISSION TO DEAL WILL NOT BE GRANTED RETROSPECTIVELY. DEALS UNDERTAKEN WITHOUT PERMISSION WILL BE BROUGHT TO THE COMPLIANCE OFFICER'S ATTENTION, BY A REVIEW OF THE PERSONAL SHARE DEALING REGISTER, FOR DISCUSSION WITH THE PERSON CONCERNED.

--------------------------------------------------------------------------------
                                                                      APPENDIX C
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   INVESCO UK

               PRE-CLEARANCE OF PERSONAL TRADE AUTHORISATION FORM
       THIS FORM IS FOR USE BY UK, IRELAND AND CONTINENTIAL EUROPE STAFF

          PLEASE ENSURE YOU HAVE OPENED THIS FORM WITH MACROS ENABLED

SECTION A  STEP 1 PLEASE COMPLETE THIS SECTION:

Permission is sought to: _______________________________________________________

Type of Security:  _____________________________________________________________

Please state the Name of Company/
Fund eg INVESCO Perpetual UK Equity:  __________________________________________

Date of Request:  ______________________________________________________________

Name of Beneficial Owner: ______________________________________________________
Address of Beneficial Owners:  _________________________________________________

Amount of transaction:  ________________________________________________________

Shares or currency: ____________________________________________________________

PLEASE COMPLETE THIS SECTION FULLY BY PRINTING AN 'X' IN ONLY ONE OF THE BOXES BELOW THEN PRESSING THE ENTER BUTTON ON YOUR KEYPAD. THE NOTE BELOW THE BOXES WILL THEN TELL YOU WHAT TO DO NEXT

This is a transaction in a Venture Capital Trust (VCT) or an INVESCO/Invesco Perpetual ICVC/ISA/PEP or a transaction in AMVESCAP shares ____________________

This is a transaction in a non-INVESCO ICVC/ISA/PEP ____________________________

This is a transaction which is not listed in the above two options (e.g. Investment Trusts; Ordinary shares etc.)________________________________________


PLEASE FOLLOW THE INSTRUCTIONS ABOVE FOR GUIDANCE

I HAVE READ INVESCO CODE OF ETHICS AND BELIEVE THAT THE PROPOSED TRADE FULLY COMPLIED WITH THE REQUIREMENTS OF THE CODE.

Name of Employee: ______________________________________________________________

Date: __________________________________________________________________________

Click here to view the INVESCO UK and Ireland Code of Ethics (If you click link press the enter button on return to form)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
STEP 2: COMPLETE EITHER SECTION B OR C BELOW AS INSTRUCTED ABOVE AND READ INSTRUCTIONS CAREFULLY

SECTION B - VENTURE CAPITAL TRUSTS (VCTS); AMVESCAP AND INVESCO PERPETUAL ICVC/ISA/PEP MUTUAL FUND TRADES (COMPLETE THIS SECTION IF DIRECTED BY SECTION A ABOVE)

STEP 3: ANSWER THE QUESTIONS BELOW. IF YOU HAVE UNABLE TO CHANGE THE ANSWERS TO "N" PLEASE PRESS THE ENTER BUTTON AND TRY AGAIN. IF THIS DOES NOT WORK THEN YOU MAY NOT HAVE ENABLED MACROS WHEN OPENTING THE FORM AND YOU SHOULD CLOSE THE FORM AND START AGAIN.

1. Are you aware of any recent (within 24 hours) dilution adjustments made against the fund(s) covered? [x] Yes [ } No

2. Have you or any account covered by the pre-authorisation provisions of the Code purchased or sold these securities (or equivalent securities) in the PRIOR 60 DAYS? [x] Yes [ } No

STEP 4 E-MAIL TO: *UK - COMPLIANCE PERSONAL SHARE DEALING

COMPLIANCE _________________________  DATE: ______________ TIME: _______________

STEP 5: COMPLIANCE WILL REVIEW AND REVERT BY E-MAIL. YOU CAN NOW TRADE. THE TRADE MUST BE COMPLETED BY THE END OF THE NEXT BUSINES DAY FROM TEH DATE OF THIS CONFIRMATION. FOR UK AND IRELAND STAFF PLEASE ENSURE COPY CONTRACT ARE FORWARDED TO ELAINE COLEMAN. FOR CONTINENTAL EUROPEAN STAFF CONTRACT NOTES SHOULD BE PROVIDED TO THEIR LOCAL COMPLIANCE REPRESENTATIVE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SECTION C - EQUITY, BONDS, WARRANTS ETC

STEP 3: ANSWER THE QUESTIONS BELOW. IF YOU ARE UNABLE TO CHANGE THE ANSWERS TO "N' PLEASE PRESS THE ENTER BUTTON AND TRY AGAIN. IF THIS DOES NOT WORK THEN YOU MAY NOT HAVE ENABLED MACROS WHEN OPENING THE FORM AND YOU SHOULD CLOSE THE FORM AND START AGAIN.

1 Do you, or to your knowledge does anyone at INVESCO, possess material non-public information regarding the security or the issuer of the security?

[x] Yes  [ ] No

2 To your knowledge are the securities (or equivalent securities) being considered, for purchase or sale by one or more accounts managed by INVESCO?

[x] Yes  [ ] No

3 Have you or any account covered by the pre-authoisation provisions of the Code purchased or soled these securities (or equivalent securities) in the PRIOR 60 DAYS?

[x] Yes  [ ] No

4  Are the securities being acquired in an initial public offering?

[x] Yes  [ ] No

5 Are the securities being acquired in a private placement? If so, please provide a written explanation on a a separate sheet of paper.

[x] Yes  [ ] No

STEP 4: E-MAIL TO *UK - INVEST. DEALERS

AUTHORISED BY:
INVESTMENT DEALERS ___________________ DATE: ________________ TIME: ____________

Investment Dealers are signing off to confirm that the securities in question have not been traded in the last seven days (unless the deal is <25,000 pounds and a main index contituent) and there are no outstanding orders.

STEP 5: INVESTMENT DEALERS WILL FORWARD THE DEAL TO UK COMPLIANCE. COMPLIANCE WILL APPROVE OR REJECT ITEMS BACK TO THE APPLICANT.

COMPLIANCE  ___________________ DATE: ________________ TIME: ____________

Compliance sign off is given for securities deals on the basis that section 3 quesitons have been answered 'No' and there would be no breach of FSA rules/INVESCO's fiduciary duty by the trade being executed and evidencing checking of MFTP based restrictions controlled by Compliance Administration.

STEP 6: ONCE AUTHOISATION HAS BEEN RECEIVED FROM DEALERS AND COMPLIANCE YOU CAN PLACE THE TRADE BY THE END OF THE NEXT BUSINESS DAY WITHOUT FURTHER APPROVAL. UK AND IRELAND STAFF MUST PROVIDE A COPY OF THE CONTRACT NOTE TO ALIANE COLEMAN, COMPLIANCE DEPARTMENT, HENLEY. CONTINENTAL EUROPEAN STAFF MUST PROVIDE COPY CONTRACT NOTES TO THIER LOCAL COMPLIANCE REPRESENTATIVE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AUTHORITY TO DEAL

This is to confirm that authorisation has been given today to the above application to acquire/dispose of the above amoutn of shares/bonds/options etc.

This consent shall remain valid until the end of the next business day from the date of this authority letter and the transaction must be completed within this time period.

As a condition of this consent the Company reserves the right to its withdrawal if circumstances arise, prior to your effecting this transaction, that would then make it inappropriate for you to enter into this transaction.

YOU ARE REQUIRED TO ENSURE THAT A COPY OF THE CONTRACT NOTE EVIDENCING THE TRANSACTION IS FORWARDED TO THE RELEVANT COMPLIANCE DEPARTMENT AS STATED ABOVE.

This authorisation is given subject to the INVESCO Code of Ethics.

INVESCO UK Ltd. assures that the confidentiality standards and data protection requirements of the country of origin are maintained. It also assures that all information regarding employees' requests for trading remains confidential and are handled by authorised personnel only.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                      APPENDIX D
--------------------------------------------------------------------------------


                            ACKNOWLEDGMENT OF RECEIPT
                    OF INVESCO EUROPE REVISED CODE OF ETHICS


I ACKNOWLEDGE THAT I HAVE RECEIVED THE INVESCO CODE OF ETHICS DATED 1 JANUARY 2008, AND REPRESENT THAT:

1. In accordance with Section 7 of the Code of Ethics, I will fully disclose the Securities holdings in Covered Accounts*

2. In accordance with Section 3 of the Code of Ethics, I will obtain prior authorisation for all Securities Transactions in each of my Covered Accounts except for transactions exempt from pre-clearance under Section 3 of the Code of Ethics*

3.   In  accordance  with  section 7 of the Code of  Ethics,  I will  report all
     Securities   Transactions  in  each  of  my  Covered  Accounts  except  for transactions exempt from reporting under Section 3 of the Code of Ethics.

4.   I will comply with the Code of Ethics in all other respects as well.

                                           _____________________________________
                                           Signature

                                           _____________________________________
                                           Print Name


Date: ___________________________

*Representations Nos: 1 and 2 do not apply to Independent Fund Directors

--------------------------------------------------------------------------------
                                                                      APPENDIX E
--------------------------------------------------------------------------------

       ANNUAL CERTIFICATION OF COMPLIANCE WITH THE INVESCO CODE OF ETHICS

    TO BE COMPLETED BY ALL EMPLOYEES FOLLOWING THE END OF EACH CALENDAR YEAR

I hereby certify that, with respect to the calendar year ending on 31 December, 2007 (the `Calendar Year), I have arranged for monthly account statements for each of my Covered Account(s) to be provided to Invesco if applicable. I further certify that I have reviewed the attachments hereto and confirm that:

a) Schedule A contains a complete list of Covered Account(s) as well as a complete list of my directorships, advisory board memberships and similar positions; and

b)   Schedule  B  contains  a  complete  list  of  trades,   other  than  Exempt
     Investments, in my Covered Account(s) during the Calendar Year.

I further certify that:

a) For any of my Covered Accounts which have been approved by the Compliance Department as a Discretionary Account(s) (which have been identified on Schedule A with an `E' prefix), that I have not exercised investment discretion or influenced any investment decisions and that I will not exercise investment discretion or influence any potential investment decisions with such Discretionary Account(s);

b) As appropriate, I have identified on Schedule A hereto those Covered Accounts which contain open-ended Collective Investment Schemes/Investment Companies shares only but for which account statements and confirms are not and have not been provided and hereby confirm that all securities transactions in these accounts are and will be limited exclusively to transactions in shares of open-ended Collective Investment Schemes;

c) For any privately-issued security held by me or my Covered Account(s), I will inform the Compliance Department upon learning that any issuer has either changed its name or has issued or proposed to issue any class of security to the public;

d) I have received a copy of and understand the Code in its entirety and acknowledge that I am subject to its provisions. I also certify that I have complied and will comply with its requirements;

e) I have provided my Department Head with a complete list of gifts received and accepted by me from a person/group that does business or seeks to do business with Invesco during the Calendar Quarter; and

to the extent that any of the attached Schedules contain inaccurate or incomplete information, I have noted and initialled the change directly on the Schedule and returned this certification along with all Schedules to the Compliance Department. Capitalised terms used herein without definition shall have the meanings given to them in the Code.


                                           _____________________________________
                                           Signature

                                           _____________________________________
                                           Print Name


Date: ___________________________


UPON  YOUR  FULL  REVIEW  AND  EXECUTION,   PLEASE  RETURN  THE  ENTIRE  PACKAGE
IMMEDIATELY TO THE COMPLIANCE DEPARTMENT IN HENLEY

--------------------------------------------------------------------------------
                                                                      APPENDIX E
                                                                      SCHEDULE A
--------------------------------------------------------------------------------


Annual Certificate of Compliance with THE INVESCO CODE OF ETHICS


COVERED ACCOUNTS


The following is a list of Covered Accounts subject to the Invesco Code of
Ethics:


DIRECTORSHIPS, ADVISORY BOARD MEMBERSHIPS AND SIMILAR POSITIONS HELD

The following is a list of directorships, advisory board memberships and similar positions that I hold:

--------------------------------------------------------------------------------
                                                                      APPENDIX E
                                                                      SCHEDULE B
--------------------------------------------------------------------------------


Annual Certificate of Compliance with THE INVESCO CODE OF ETHICS

Trades undertaken during the period for which contract notes/monthly statements have not been forwarded:

--------------------------------------------------------------------------------
                                                                      APPENDIX F
--------------------------------------------------------------------------------

---------------------------------------------------- ---------------- ------------------- --------------------- -------------------
TYPE OF TRANSACTION IN IVZ                           PRE              BASIS FOR           QUARTERLY REPORTING   ANNUAL REPORT OF
                                                     CLEARANCE        APPROVAL            OF TRANSACTIONS       HOLDINGS
---------------------------------------------------- ---------------- ------------------- --------------------- -------------------
---------------------------------------------------- ---------------- ------------------- --------------------- -------------------
- OPEN MARKET PURCHASES & SALES                      Yes              Not permitted in    Yes                   Yes
- TRANSACTIONS IN 401(K) PLAN                                         blackout periods.
                                                     Local                                Local compliance      Local compliance
                                                     compliance                           officer               officer
                                                     officer
---------------------------------------------------- ---------------- ------------------- --------------------- -------------------
---------------------------------------------------- ---------------- ------------------- --------------------- -------------------
EXERCISE OF EMPLOYEE STOCK OPTIONS  WHEN SAME DAY    Yes              Not permitted in    Yes                   n/a
SALE                                                                  blackout periods.
o        REC'D WHEN MERGED W/ INVESCO                IVZ Company                          Local compliance
o        OPTIONS FOR STOCK GRANTS                    Secretarial in   Option holding      officer
o        OPTIONS FOR GLOBAL STOCK PLANS              London           period must be
o        OPTIONS FOR RESTRICTED STKAWARDS            (Michael         satisfied.
                                                     Perman's
                                                     office)
---------------------------------------------------- ---------------- ------------------- --------------------- -------------------
---------------------------------------------------- ---------------- ------------------- --------------------- -------------------
SALE OF STOCKS EXERCISED AND HELD UNTIL LATER        Yes              Not permitted in    Yes                   Yes
DATE.  OPTIONS EXERCISED WILL HAVE BEEN RECEIVED                      blackout periods.
AS FOLLOWS:                                          Local                                Local compliance      Local compliance
o        REC'D WHEN MERGED W/ INVESCO                compliance       Stock holding       officer               officer
o        OPTIONS FOR STOCK GRANTS                    officer          period must be
o        OPTIONS FOR GLOBAL STOCK PLANS                               satisfied.
o        OPTIONS FOR RESTRICTED STKAWARDS
---------------------------------------------------- ---------------- ------------------- --------------------- -------------------
---------------------------------------------------- ---------------- ------------------- --------------------- -------------------
SALE OF STOCK PURCHASED THROUGH SHARESAVE            Yes              Not permitted in    Yes                   Yes
                                                                      blackout periods.
                                                     Local                                Local compliance      Local compliance
                                                     compliance                           officer               officer
                                                     officer
---------------------------------------------------- ---------------- ------------------- --------------------- -------------------
---------------------------------------------------- ---------------- ------------------- --------------------- -------------------
SALE OF STOCK PURCHASED THROUGH UK SIP               Yes              Not permitted in    Yes                   Yes
                                                                      blackout periods.
                                                     Local                                Local compliance      Local compliance
                                                     compliance                           officer               officer
                                                     officer
---------------------------------------------------- ---------------- ------------------- --------------------- -------------------
---------------------------------------------------- ---------------- ------------------- --------------------- -------------------

-----------------------------------------------------------------------------------------------------------------------------------
1) OPEN MARKET PURCHASES/SALES - Pre-clearance to deal is required from
Compliance, no dealing is permitted during close/blackout periods. Details of closed periods are posted to the intranet site by Company Secretarial (Michael
Perman's Team).
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
2) EMPLOYEE STOCK OPTIONS (A) EXERCISE/SAME DAY SALE - authorisation of the
Option is granted by Company Secretarial Department and signed by Trustees of the Scheme. Dealing would take place through Cazenove, who would not process the deal unless authorisation had been obtained.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
3) EMPLOYEE STOCK OPTIONS (B) EXERCISE/TAKE POSSESSION/SUBSEQUENT DAY SALE -
same as above, except that individual would pay for the shares and pay tax. The stock would then be lodged in the employee share service arrangement - then if subsequent disposal was sought the normal pre-clearance process would apply
(pre-clearance from Compliance - no dealing during closed periods).
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
4) STOCK GRANTS (GLOBAL STOCK PLANS) - Awards made yearly, stock would be purchased through Company Secretarial and held for three years. After three years elect to keep the shares or distribute - stock would be transferred to employee share service arrangement with normal pre-clearance/closed period requirements.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
5) EMPLOYEES WHO RECEIVE IVZ STOCK WHEN THEIR COMPANY IS PURCHASED BY IVZ -
stock distribution as part of the transaction to buy the Company concerned.
Stock would be issued to the individual concerned and, depending on the terms of the deal, may be required to be held for a period. Stock would be transferred into the employee share service, and subject to terms of the Company deal would then follow normal pre-clearance/close period guidelines.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
6) RESTRICTED STOCK AWARDS - similar to stock grants as above - except tax not paid initially - pre-clearance from Compliance and closed period restrictions apply.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
7) TRANSACTIONS IN IVZ STOCK VIA 401(K) PLAN - Transaction no different to open market purchases - pre-clearance required, dealing in closed periods no allowed.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
8) SHARESAVE - If share save is exercised then stock would be placed into employee share service arrangement. Then if individual sells they go through normal pre-clearance and closed period process. Dealing through Cazenove, who are aware of all closed periods. So an individual would be unable to deal through them if permission was refused by Compliance for closed period reasons, as Cazenove have all the information as well. Special rules may be brought in at share save anniversary dates. These will be communicated as appropriate.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
9) UK SIP - A UK SIP is open to UK employees - which is a tax efficient way of purchasing shares on a monthly basis. The shares must be held for 5 years from initial purchase date - sell before and then tax would be paid. If you sell after the five year period, then normal pre-clearance and closed period restrictions would apply.
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                      APPENDIX G
--------------------------------------------------------------------------------

                      INVESCO CONFLICTS OF INTEREST POLICY


GENERAL STATEMENT
In the normal course of business, as in any large financial institution, situations resulting in conflicts of interests may arise. There is nothing inherently unethical if and when such situations arise, subject to compliance with regulatory and legal requirements. However, the abuse of such situations is clearly improper and we are committed to managing these conflicts of interests when they arise to prevent abuse and protect our clients, employees and other counterparties.

We are required to identify, manage, record and, where relevant, disclose actual or potential conflicts of interest between ourselves and our clients and between one client and another and to have in place a policy relating to conflicts of interest. This Policy is applicable to and adopted by the following firms (together "Invesco") in respect of all regulated activities and ancillary activities and services provided to clients:-

Invesco Administration Services Limited Invesco Asset Management Limited Invesco Fund Managers Limited Invesco Global Investment Funds Limited Invesco Pensions Limited.

This Policy also takes into account any conflicts between the above named companies and other companies within the wider Invesco Ltd Group.

Integrity, fairness, impartiality and primacy of clients' interests occupy a leading place in our ethical rules.

DEFINITION
A conflict of interest is a situation where, in the course of our activity, our interests and those of our clients conflict, or the interests of one client conflicts with that of another, either directly or indirectly. An interest is the source of any advantage of whatever nature, tangible or intangible, professional, commercial, financial or personal.

IDENTIFYING CONFLICTS
We will identify the types of conflicts that may arise between the interests of our clients and those of our own, with reference to:-

o The likelihood of making a financial gain or avoiding a loss at the expense of a client;
o Whether we have an interest in the outcome of a service or transaction we provide to our clients;
o Whether there is a financial or other incentive to favour the interest of one client over the interests of other clients;
o    Whether we carry out the same activities performed by our clients; and
o Whether there are inducements deriving from sources other than our clients in relation to the services we provide to them, in the form of monies, goods or services, other than standard commission or fees for the service(s) in question.

We must then identify the means by which we mitigate these potential conflicts. Where a potential conflict arises, Invesco will seek to ensure that transactions and services are effected on terms which are not materially less favourable to the client had the potential conflict not existed. Where internal arrangements maintained by Invesco are not sufficient to ensure, with reasonable confidence, that risks of damage to the interests of a client will be prevented, it will disclose the general nature and/or sources of the conflict to the relevant client before conducting relevant business with or for them.


POTENTIAL CONFLICTS

The following activities and services are not undertaken within Invesco:-

o    Finance arrangements;
o    Market Making;
o Proprietary trading (save as required on the manager's box for ICVCs and error corrections); or
o    Investment research for external distribution.

Identified situations where potential conflicts of interest may arise are listed below, together with the mitigating action(s) undertaken:-

o PERSONAL ACCOUNT DEALING
An employee or director of Invesco engages in personal account dealing, or is otherwise interested in any company whose securities are held or dealt in on the client's behalf, in respect of securities or services and Invesco has a client with an interest which potentially conflicts with such dealing. Invesco operates personal account dealing procedures which details requirements for pre-clearance and/or notification, blackout periods and restrictions, and annual declarations. All such transactions are recorded and monitored. In addition, an annual report is produced by the Head of Compliance, which is submitted to the UK Executive Committee, identifying any violations and, where appropriate, making recommendations for procedural changes.

o BUSINESS ENTERTAINMENT AND GIFTS
Gifts and entertainment (including non-monetary gifts) are received and given that may influence behaviour in a way that conflicts with the interests of Invesco's clients. Invesco has a Gifts, Benefits and Entertainment Policy which details what is acceptable. Only gifts and entertainment which do not impair Invesco's duty to act in the best interests of our clients are allowed. Records are maintained and monitoring undertaken of gifts and entertainment both received and given. In addition, Invesco will make any disclosures necessary under the Inducements regulations.

o EXECUTION/CLIENT ORDER HANDLING
Invesco undertakes discretionary portfolio management for more than one client or fund and different fee structures (e.g. performance related fees and fixed annual management charges) may exist for client portfolios, which may potentially affect incentive for allocation. Invesco has in place strict allocation procedures to ensure fair allocation of stocks. This is subject to monitoring. In addition, when carrying out client transactions, Invesco will combine orders where this is in the best interest of the clients as a whole. If there is insufficient liquidity for either purchases or sales, a pre-formulated allocation policy automatically attributes available liquidity proportionately across all client orders. This is also subject to monitoring. Any exceptions to this policy - e.g. where a client or fund would receive an uneconomical allocation - are justified and clearly documented.

o FEES
Transactions may be in relation to an investment in respect of which Invesco may benefit from a commission, fee, mark-up or mark-down payable otherwise than by the client, and Invesco may also be remunerated by the counterparty to any such transaction. Fees for our services are determined in advance and stipulated in contracts and acknowledgement letters and disclosed where necessary.

o GROUP FUNDS
Transactions may be undertaken in units or shares of funds within the Group or any company of which Invesco or any other Associate is the manager, operator or adviser. Invesco funds are only purchased on their investments merits or where mandated to do so and are disclosed.

o RESEARCH MATERIAL
Subject to compliance with the FSA Rules on the use of dealing commission, Invesco acquires research material from third parties which is paid for, in part, by commissions paid to brokers on fund and client account trades. The value of this research is reviewed and payments are only made if we believe that such research has been useful in managing client funds.

o PORTFOLIO ACTIVITY
High turnover of clients' portfolios could generate higher levels of commission for Invesco. Portfolio activity levels are monitored and commission sharing agreements are negotiated with business partners independently of fund managers. Both fund managers and dealers have a fiduciary responsibility to obtain best possible results for clients when executing orders. There may be occasions where dealers have the ultimate decision for placing deals on behalf of clients with a particular broker to ensure that best execution obligations are met.

o INSIDE INFORMATION
A potentially significant conflict that arises on a permanent basis is that some of our staff, to varying degrees, have access to material, non-public information concerning companies which may be price sensitive. We mitigate this by explicit disclosure and approval through strict personal account dealing rules and a code of ethics which applies to all staff. In addition, periodic compliance checks are carried out.

o STAFF REMUNERATION
Employees are remunerated on the basis of salary and bonus. Bonuses are based on individual performance and on the revenues and results of Invesco as a whole.

o VOTING RIGHTS
Invesco believes it has a responsibility for making investment decisions that are in the best interests of its clients. As part of the investment management process, Invesco may exercise its voting rights where authorised by clients, or in the collective interests of investors in a fund, to vote in respect of the shares/units for which the clients are beneficial owners.

GOVERNANCE
As part of its senior management governance framework, Invesco has established organisational and administrative arrangements and internal control systems which are designed to manage potential conflicts and to prevent material risk of damage to the interests of its clients.

Senior Management of Invesco, with support from the Compliance, Risk, Internal Audit and Legal functions, has responsibility for careful and consistent identification and management of conflicts of interest situations, either actual or potential. Operational business areas are responsible on a more general basis for monitoring their risks.

All staff will be responsible for identifying and recording the circumstances in which a conflict of interest may arise, or have arisen, as a result of activities carried out by Invesco. This record will be held centrally and subject to monitoring and review by the Compliance Department.

All staff will also be responsible for identifying and reporting any breaches of the policy to the Head of Compliance.

Training will be given to all new and existing staff to ensure that they understand the Conflict of Interest Policy and their responsibilities under it.

Invesco will apply its Conflicts of Interest Policy to all relevant outsourcing arrangements entered into.

A monthly report will be produced by the Head of Compliance and submitted to the Invesco UK Executive Committee which will detail all conflicts recorded. The Invesco UK Executive Committee will decide what remedial action, if any, needs to be taken.

--------------------------------------------------------------------------------
                                                                      APPENDIX H
--------------------------------------------------------------------------------

              GIFTS, BENEFITS & ENTERTAINMENT (INDUCEMENTS) POLICY


PURPOSE & SCOPE OF THIS POLICY

To ensure that Invesco has effective procedures in place to monitor gifts, benefits & entertainment received and given, to avoid any actual or apparent conflicts of interest which may arise during the normal course of business.

This policy applies to all directors, officers, employees and contract or temporary employees in the UK and Ireland.

DEFINITIONS

For the purpose of this Policy, a "GIFT" is anything of value given (1) by an Invesco business unit or its personnel to personnel of an entity that has a direct or indirect existing or potential business relationship with INVESCO (a "BUSINESS PARTNER"), or to a member of such a person's immediate family, or (2) by a Business Partner or its personnel to any Invesco personnel, or to a member of such a person's immediate family. Gifts may include, but are not limited to, cash, personal items, office accessories and sporting equipment (e.g. golf clubs, tennis rackets, etc.). Gifts also include charitable contributions made to or at the request of a Business Partner.

"ENTERTAINMENT" is similar to a gift but involves attendance at some event, including but not limited to meals, sporting events, the theatre, parties or receptions, and similar functions. Entertainment requires the presence of both Invesco personnel and Business Partner personnel; if the person or entity paying for the event does not attend, the event constitutes a gift. The value of entertainment includes the cost of the event itself (for example, the cost of tickets or a meal), as well as the cost of any related activities or services provided (such as prizes and transportation in connection with the event). If the value of the event does not exceed (pound)50, the event will not be taken into account when applying the entertainment limit thresholds detailed in section 4.

A "BENEFIT" is anything else of value received or given, whether tangible or not; examples include training, assistance with information technology, taking part in or organising seminars/conferences and joint marketing exercises.

POLICY

1.   PROHIBITION ON CONDITIONAL GIFTS

It is prohibited for an Invesco business unit or its personnel to provide or receive any gift, benefit or entertainment that is conditional upon Invesco doing business with the entity or person involved.

2.   RESTRICTIONS WHEN DEALING WITH OTHER REGULATED FIRMS

There are additional regulatory restrictions placed upon Invesco and its personnel when providing fee, commission or non-monetary benefits to other regulated firms. The main purpose of these regulations is to seek to prevent conflicts of interest arising where a benefit given to an intermediary or other regulated firm could induce material bias in respect of the choice of provider, product or service recommended or create a conflict between their interests and those of their clients.

The provision of any benefit must be designed to enhance the quality of the service to clients and not impair the firm's duty to act in the best interest of clients. The existence, nature and amount of fee, commission or benefit or, where the amount cannot be ascertained, the method of calculating the amount, must be clearly disclosed to the client before the provision of the service. Invesco will satisfy this disclosure obligation if it discloses the essential arrangements in summary form and undertakes to provide further details to clients on request.

A list of the kind of benefits which are potentially capable of enhancing the quality of service provided to clients and, depending on the circumstances, are capable of being provided without conflicting with clients' best interests, is shown in Appendix I.

Where a benefit is made available to one firm and not another, this is more likely to impair compliance with the client's best interest rule.

If there is any doubt regarding the permissibility of a gift, benefit or entertainment, contact the Compliance department.

3.   REPORTING & RECORD KEEPING

All gifts, benefits & entertainment given or received by Invesco or its personnel must be recorded in the relevant Invesco business unit's Gifts, Benefits & Entertainment Register, as soon as possible after this is given or received.

However, the following will not be taken into account when calculating the limit thresholds detailed in section 4:-

o Promotional items of nominal value (e.g. golf balls, pens, etc.) that display the logo of Invesco or its business units, or of its Business Partners.

o Research or analysis meetings attended by investment personnel or industry educational events sponsored by industry groups, so long as such events are for educational or research purposes.

o    Breakfasts or lunches taken in the office valued at less than (pound)50.

NOTE - For the avoidance of doubt, even where the gift, benefit or entertainment is such that it will not to be taken into account when calculating limit thresholds, it must nevertheless be recorded on the Register. For instance, breakfasts and lunches taken out of the office need to be reported but will only be taken into account when applying the entertainment limit thresholds if valued at (pound)50 or more.

The Register must be approved by the relevant Manager/Head of Department on a quarterly basis and submitted to the Compliance department. A Nil return is required if there have been no gifts, benefits or entertainment.

A record of all Gifts, Benefits and Entertainment received or given by Invesco should be kept for a minimum of 5 years.

4.   LIMIT THRESHOLDS

The value of gifts, benefits and entertainment which can be provided or received is limited by way of monetary thresholds. These limits shall not exceed:-

o    (pound)200 (in total) annually per individual for gifts; and

o (pound)400 per individual per entertainment event, with a limit of no more than three events annually to a single person or from a single business partner, for entertainment.

5.   REVIEW AND MONITORING

The Compliance department shall establish procedures for monitoring compliance with this Policy through review of the Gifts, Benefits and Entertainment Register and ad hoc reviews. This will include reviews of patterns of gifts and entertainment to obtain insights into behaviour that may warrant further investigation.

--------------------------------------------------------------------------------
                                                                      APPENDIX I
--------------------------------------------------------------------------------


REASONABLE BENEFITS WHICH INVESCO MAY POTENTIALLY BE ABLE TO PROVIDE TO ANOTHER REGULATED FIRM

GIFTS, HOSPITALITY AND PROMOTIONAL COMPETITION PRIZES
1) Gifts, Hospitality and Promotional Competition Prizes of a reasonable value.

PROMOTION
2) Assisting another firm to promote Invesco's products so that the quality of its services to clients is enhanced. Such assistance should not be of a kind or value that is likely to impair the recipient firm's ability to pay due regard to the interests of its clients, and to give advice on, and recommend, products from their whole range(s).

JOINT MARKETING EXERCISES

3) Generic product literature (that is, letterheading, leaflets, forms and envelopes) that is suitable for use and distribution by or on behalf of another firm if: (a) The literature enhances the quality of the service to the client and is not primarily of promotional benefit to Invesco; and (b) The total costs (for example, packaging, posting, mailing lists) of distributing such literature to its clients are borne by the other firm.

4) `Freepost' envelopes, for forwarding such items as completed applications, medical reports or copy client agreements.

5) Product specific literature (for example, key features, simplified prospectus, minimum information) if: (a) The literature does not contain the name of another firm; or (b) If the name of the recipient firm is included, the literature enhances the quality of service to the client and is not primarily of promotional benefit to the other firm.

6) Draft articles, news items and financial promotions for publication in another firm's magazine, only if in each case any costs paid by Invesco for placing the articles and financial promotions are not more than market rate, and exclude distribution costs.

SEMINARS AND CONFERENCES
7) Take part in a seminar organised by another firm or a third party and may pay toward the cost of the seminar, if: (a) Its participation is for a genuine business purpose; and (b) Invesco's contribution is reasonable and proportionate to its participation and by reference to the time and sessions at the seminar when its staff play an active role; and

TECHNICAL SERVICES AND INFORMATION TECHNOLOGY
8) `Free phone' link to Invesco.

9) (a) Quotations and projections relating to Invesco's products and, in relation to specific investment transactions (or for the purpose of any scheme for review of past business, advice on the completion of forms or other documents; (b) Access to data processing facilities, or access to data, that is related to Invesco's business; (c) Access to third party electronic dealing or quotation systems that are related to Invesco's business; and (d) Software that gives information about Invesco's products or which is appropriate to its business (for example for producing projections or technical product information).

10) Cash amounts or other assistance to another firm for the development of software or other computer facilities necessary to operate software supplied by Invesco, but only to the extent that by doing so it will generate equivalent cost savings to Invesco or clients.

11) Information about sources of mortgage finance.

12) Generic technical information in writing, not necessarily related to Invesco's business, when this information states clearly and prominently that it is produced by Invesco.

TRAINING
13) Training facilities of any kind (for example, lectures, venue, written material and software).

TRAVEL AND ACCOMMODATION EXPENSES
14) Reimbursement of another firm's reasonable travel and accommodation expenses when the other firm:
(a)  Participates in market research conducted by or for Invesco;
(b) Attends an annual national event of a trade association, hosted or co-hosted by Invesco;
(c)  Participates in Invesco's training facilities (see 13);
(d)  Visits an Invesco office in order to:
(i)  Receive information about Invesco's administrative systems; or
(ii) Attend a meeting with Invesco and an existing or prospective client of the other firm.

--------------------------------------------------------------------------------
                                                                      APPENDIX J
--------------------------------------------------------------------------------

                   TREATING CUSTOMERS FAIRLY (TCF) - UK POLICY

Treating Customers Fairly is a long-established principle of the UK financial services regulators and it is central to the way we manage our customer's assets. The interests of our customers are at the forefront of everything we do. We are all in a position of trust and are expected to adhere to the highest professional and ethical standards and to put our customer's interests first at all times.

The FSA has articulated six TFC outcomes for consumers:

     1. Consumers can be confident that they are dealing with firms where the fair treatment of customers is central to the corporate culture.

     2. Products and services marketed and sold in the retail market are designed to meet the needs of identified consumer groups and are targeted accordingly.

     3.   Consumers   are  provided   with  clear   information   and  are  kept
          appropriately informed before, during and after the point of sale.

     4. Where consumers receive advice, the advice is suitable and takes account of their circumstances.

     5. Consumers are provided with products that perform as firms have led them to expect, and the associated service is both of an acceptable standard and as they have been led to expect.

     6. Consumers do not face unreasonable post-sale barriers imposed by firms to change product, switch provider, submit a claim or make a complaint.


Set out below are some the key principles that we must always follow.

WHAT TCF MEANS TO US AND HOW WE DEAL WITH OUR CUSTOMERS:

o    Dealing openly and honestly.

o    Acting with integrity.

o Ensuring the information we give to our clients is accurate, fair, clear and not misleading to enable them to understand and make informed decisions.

o    Ensuring we manage our customers' assets with competence and diligence.

o Ensuring where errors or omissions have occurred or been brought to our attention, where we are at fault, that there is no detriment to our customers.

o    Ensuring we deal with customer complaints in a fair and timely manner.

o    Honouring promises and representations made to our customers.

o Ensuring our products are adequately described to enable understanding of what they are and their associated risks.

o    Ensuring we consider the impact on all stakeholders when we made decisions.

If you have any questions, concerns or require further information on TCF please contact JON WEBB.

Should you come across any instance where you are concerned that we might not be acting according to these TCF principals and outcomes, please contact JON WEBB with full details.

Additional information on TCF is also available from the FSA.